As filed with the Securities and Exchange Commission on May 4, 2005



                          UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549


                            FORM S-8
                     REGISTRATION STATEMENT
                              Under
                   THE SECURITIES ACT OF 1933


                           CADIZ INC.
     (Exact name of registrant as specified in its charter)


          Delaware                                77-0313235
     (State or other jurisdiction of            (IRS Employer
     incorporation or organization)           Identification No.)

               777 S. Figueroa Street, Suite 4250
                  Los Angeles, California 90017
            (Address of principal executive offices)


              2003 Management Equity Incentive Plan
                   2004 Management Bonus Plan
                    (Full title of the plans)

                         KEITH BRACKPOOL
       Chairman and Chief Executive and Financial Officer
                           Cadiz Inc.
               777 S. Figueroa Street, Suite 4250
                  Los Angeles, California 90017
             (Name and address of agent for service)

                         (213) 271-1600
  (Telephone number, including area code, of agent for service)


                  Copies of communications to:
                    HOWARD UNTERBERGER, ESQ.
                      J. BRAD WIGGINS, ESQ.
                        Miller & Holguin
              1801 Century Park East, Seventh Floor
                  Los Angeles, California 90067
                         (310) 556-1990


                 CALCULATION OF REGISTRATION FEE

                                       Proposed      Proposed
                                       maximum       maximum
Title of                               offering      aggregate      Amount of
securities to          Amount to be    price         offering       registration
be registered          registered      per unit      price          fee
--------------------------------------------------------------------------------

Options to Purchase
  Common Stock(1)(3)  377,339 options  $  0.00     $          -0-     $     -0-
Common Stock(1)(3)    377,339 shares   $ 12.00     $ 4,528,068.00     $  532.95
Common Stock(1)(3)  1,094,712 shares   $15.625(4)  $17,104,875.00     $2,013.24
Common Stock(2)(3)     10,000 shares   $ 12.00     $   120,000.00     $   14.12
--------------------------------------------------------------------------------
Total                                              $21,752,943.00     $2,560.31
--------------------------------------------------------------------------------

(1) These securities are issuable under the Cadiz Inc. 2003
    Management Equity Incentive Plan (the "Incentive Plan").

(2) These securities are issuable under the Cadiz Inc. 2004
    Management Bonus Plan (the "Bonus Plan").

(3) Also registered hereunder are an indeterminate number of additional shares of Common Stock, which may become issuable by virtue of anti-dilution adjustment provisions of the Incentive Plan and the Bonus Plan.

(4) Pursuant to Rule 457(h) and Rule 457(c) under the
    Securities Act of 1933, as amended, the offering price and the amount of the fee for these shares were computed based on the average of the high and low prices of the Company's Common Stock as reported by the OTC Bulletin Board for May 3, 2005.



                             PART I

     INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

EXPLANATORY NOTE

     This registration statement registers shares issuable under the Cadiz Inc. 2003 Management Equity Incentive Plan (the
"Incentive Plan") and under the Cadiz Inc. 2004 Management Bonus
Plan (the "Bonus Plan").

     The prospectus documents containing the information specified in Part I of Form S-8 need not be filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act of 1933, as amended (the "Securities Act"), but will be sent or given to employees as specified by Rule 428(b)(1) under the Securities Act.

     The shares registered by this registration statement for issuance under the Incentive Plan and the Bonus Plan may be resold by the recipients of the shares pursuant to the Reoffer Prospectus that has been prepared in accordance with Instruction C to Form S-8 and included in Part I of this registration statement.


                       REOFFER PROSPECTUS

                1,482,051 Shares of Common Stock

                           Cadiz Inc.

     The shares of common stock, $0.001 par value per share, of Cadiz Inc. ("Cadiz") covered by this Reoffer Prospectus (the "Shares") may be offered and sold to the public by selling stockholders of Cadiz named in this Reoffer Prospectus (the "Selling Stockholders"). The Selling Stockholders have acquired the Shares pursuant to the Cadiz 2003 Management Equity Incentive Plan ("Incentive Plan") and the 2004 Cadiz Management Bonus Plan ("Bonus Plan").

     The Selling Stockholders may be deemed to be affiliates of Cadiz and, as such, would be subject to limitations on their ability to sell the Shares outside of this Reoffer Prospectus pursuant to Rule 144 under the Securities Act of 1933, as amended (the "Securities Act"). This Reoffer Prospectus has been prepared to allow for future sales by the Selling Stockholders to the public without limitation.

     Our common stock is quoted on the OTC Bulletin Board under the symbol "CDZI." On May 3, 2005, the closing price of a share of our common stock on the OTC Bulletin Board was $15.25 per share.

     The Selling Stockholders may sell their Shares directly or indirectly in one or more transactions on the OTC Bulletin Board or on any stock exchange or market on which the Shares may be listed at the time of sale, in privately negotiated transactions, or through a combination of such methods. These sales may be at fixed prices (which may be changed), at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

     The Selling Stockholders may sell Shares through one or more agents, brokers or dealers or directly to purchasers in the manner described under "Plan of Distribution."

     Cadiz will not receive any proceeds from the sale of the Shares by the Selling Stockholders.

                         ---------------

     Investing in our common stock involves risks. See "Risk
Factors" beginning on page 4.

                         ---------------

     The Securities and Exchange Commission and state securities commissions have not approved or disapproved these securities or determined if this Reoffer Prospectus is truthful or complete.
Any representation to the contrary is a criminal offense.

                         ---------------

      The date of this Reoffer Prospectus is May 4, 2005.

                        TABLE OF CONTENTS

                                                             Page

Where You Can Find More Information. . . . . . . . . . . . . . .2
Incorporation of Certain Documents by Reference. . . . . . . . .3
The Company. . . . . . . . . . . . . . . . . . . . . . . . . . .3
Risk Factors. . . . . . . . . . . . . . . . . . . . . . . . . . 4
Use of Proceeds. . . . . . . . . . . . . . . . . . . . . . . . .5
Selling Stockholders. . . . . . . . . . . . . . . . . . . . . . 6
Plan of Distribution. . . . . . . . . . . . . . . . . . . . . . 7
Legal Matters. . . . . . . . . . . . . . . . . . . . . . . . . .7
Experts. . . . . . . . . . . . . . . . . . . . . . . . . . . . .7

     You should rely only on the information contained in this Reoffer Prospectus or any supplement. We have not authorized anyone to provide you with information different from that which is contained in or incorporated by reference in this Reoffer Prospectus. The Selling Stockholders are offering to sell Shares and seeking offers to buy Shares only in jurisdictions where offers and sales are permitted. The information contained in this Reoffer Prospectus is accurate only as of the date of this Reoffer Prospectus, regardless of the time of delivery of this Reoffer Prospectus or of any sale of the Shares.


               WHERE YOU CAN FIND MORE INFORMATION

     We have filed with the Securities and Exchange Commission
(the "Commission") a registration statement on Form S-8 under the Securities Act with respect to the Shares of common stock offered hereby. This Reoffer Prospectus does not contain all of the information set forth in the registration statement and the exhibits thereto. For further information with respect to Cadiz and the Shares offered hereby, reference is made to the registration statement and the exhibits thereto.

     We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, file reports and other information with the Commission. The Registration Statement, including exhibits, and the reports and other information filed by Cadiz can be inspected without charge at the public reference facilities maintained by the Commission at the Commission's principal office at 450 Fifth Street, N.W., Room 1024, Washington, D.C., 20549, and at the Regional Offices of the Commission located at Seven World Trade Center, 13th Floor, New York, New York 10048, and Northwestern Atrium Center, 500 West Madison Street, Chicago, Illinois 60661. Copies of such material can be obtained from such offices at fees prescribed by the Commission. The public may obtain information on the operation of the Public Reference room by calling the Commission at 1-800-SEC-0330. The Commission maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of this site is http://www.sec.gov. Cadiz shares are quoted on the OTC Bulletin Board under the symbol "CDZI."

         INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents, which have been filed by us with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated by reference in this registration statement as of their respective dates:

(a) The registrant's annual report on Form 10-K for the year ended December 31, 2004.

(b) The description of the registrant's class of Common Stock which is registered under Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which description is set forth in Item 1 of the registration statement on Form 8-A filed under the Exchange Act on May 8, 1984, and updated in reports on Form 8-K dated May 9, 1988 and May 6, 1992.

     All documents filed by us pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof and prior to the termination of the offering shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Reoffer Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.

     Cadiz will provide without charge to any person to whom this Reoffer Prospectus is delivered, upon written or oral request of such person, a copy of each document incorporated by reference in the registration statement (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into this Reoffer Prospectus). Requests should be directed to Keith Brackpool, Chief Executive and Financial Officer, at Cadiz, 777 South Figueroa Street, Suite 4250, Los Angeles, California 90017. Cadiz' telephone number is (213) 271-1600 and its website is located at www.cadizinc.com. Information on the website is not incorporated by reference into this Reoffer Prospectus.


                           THE COMPANY

     We own approximately 35,000 acres of land and related high-quality groundwater resources in the Cadiz and Fenner valleys of eastern San Bernardino County. Our portfolio of water resources, located in proximity to either the Colorado River or the Colorado River Aqueduct, the principal source of imported water for Southern California, provides us with the opportunity to participate in a variety of water storage and supply programs, exchanges and conservation programs with public agencies and other partners. Our business strategy is the development of our holdings for their highest and best uses. At present, our development activities are focused on water resource development at our San Bernardino County properties.

                          RISK FACTORS

     OUR REVENUES ARE DEPENDENT UPON THE SUCCESS OF OUR WATER DEVELOPMENT PROJECTS. We may never generate revenues or become profitable unless we are able to successfully implement our water development programs. At present, we do not know the terms, if any, upon which we may be able to proceed with the Cadiz Program, or of any alternative means which we may be able to use in order to implement our water development programs. Regardless of the form of our water development programs, the circumstances under which transfers or storage of water can be made and the profitability of any transfers or storage are subject to significant uncertainties, including hydrologic risks of variable water supplies, risks presented by allocations of water under existing and prospective priorities, and risks of adverse changes to or interpretations of U.S. federal, state and local laws, regulations and policies. Additional risks attendant to such programs include our ability to obtain all necessary regulatory approvals and permits, possible litigation by environmental or other groups, unforeseen technical difficulties, and general market conditions for water supplies.

     OUR FAILURE TO MAKE TIMELY PAYMENTS OF PRINCIPAL AND INTEREST ON OUR INDEBTEDNESS MAY RESULT IN A FORECLOSURE ON OUR ASSETS. As of December 31, 2004, we had indebtedness outstanding to our senior secured lender of approximately $25 million. Our assets have been put up as collateral to secure the payment of this debt. If we cannot generate sufficient cash flow to make timely payments of principal and interest on this indebtedness, or if we otherwise fail to comply with the terms of agreements governing our indebtedness, we may default on our obligations.
If we default on our obligations, our lenders may sell off the assets that we have put up as collateral. This, in turn, may result in a cessation or sale of our operations.

     THE ISSUANCE OF SHARES UNDER OUR MANAGEMENT EQUITY INCENTIVE PLAN WILL IMPACT EARNINGS. Under applicable accounting rules, the issuance of shares and options under our Management Incentive Equity Plan will result in a charge to earnings based on the value of our common stock at the time of issue and the valuation of options at the time of their award and will be recorded over the vesting period in proportion to the quantities vested. Our Management Equity Incentive Plan provides for the issuance of up to 1,472,051 shares of common stock. We expect that during the year ended December 31, 2005 we will issue stock or options to purchase stock representing most or all of the shares authorized for issuance under this Management Equity Incentive Plan. Based on the trading price as of the date of this Reoffer Prospectus, such issuances will result in significant charges to our earnings for the years ending December 31, 2005 and 2006. If all shares are issued under this plan in the year ending December 31, 2005, the cost of approximately 83% of shares will be an expense during 2005.

     OUR STOCK IS NOT TRADED ON A NATIONAL SECURITIES EXCHANGE. Effective March 27, 2003, our common stock was delisted from trading on the Nasdaq National Market. While we have reapplied for a Nasdaq listing, certain requirements for such a listing, such as minimum trading price, are not within our control, and therefore we cannot be certain when or if Nasdaq will approve our listing application.

     FURTHER EQUITY FINANCINGS WOULD RESULT IN THE DILUTION OF OWNERSHIP INTERESTS OF CURRENT STOCKHOLDERS. We may require additional capital to finance our operations until such time as our water development operations produce revenues. We cannot assure you that our current lenders, or any other lenders, will give us additional credit should we seek it.

     THE REGISTRATION FOR RESALE OF COMMON STOCK PURSUANT TO EXISTING REGISTRATION RIGHTS AGREEMENTS WILL INCREASE THE NUMBER OF OUTSTANDING SHARES OF OUR COMMON STOCK ELIGIBLE FOR RESALE.
The sale, or availability for sale, of these shares could cause decreases in the market price of our common stock, particularly in the event that a large number of shares were sold in the public market over a short period of time. Similarly, the perception that additional shares of our common stock could be sold in the public market in the future, could cause a reduction in the trading price of our stock.

     WE ARE RESTRICTED BY CONTRACT FROM PAYING DIVIDENDS AND WE DO NOT INTEND TO PAY DIVIDENDS IN THE FORESEEABLE FUTURE. Any return on investment on our common stock will depend primarily upon the appreciation in the price of our common stock. To date, we have never paid a cash dividend on our common stock. The loan documents governing our credit facilities with ING prohibit the payment of dividends while such facilities are outstanding. As we have a history of operating losses, we have been unable to date to pay dividends. Even if we post a profit in future years, we currently intend to retain all future earnings for the operation of our business. As a result, we do not anticipate that we will declare any dividends in the foreseeable future.


                         USE OF PROCEEDS

     Cadiz will not receive any proceeds from the sale of shares that may be sold pursuant to this Reoffer Prospectus for the accounts of the respective Selling Stockholders. The Selling Stockholders will receive all such proceeds, net of brokerage commissions, if any. See "Selling Stockholders" and "Plan of Distribution."

                      SELLING STOCKHOLDERS

     This Reoffer Prospectus relates to shares of common stock that have been acquired by the Selling Stockholders pursuant to the Incentive Plan and the Bonus Plan. The inclusion in the table of the individuals named therein shall not be deemed to be an admission that any such individuals are "affiliates" of Cadiz.

     The following is a list, as of May 4, 2005, of the Selling
Stockholders and the number of shares held and offered for sale by each Selling Stockholder.

                                                                     Number of
                                                                     Shares to
                                       Number      Number of         Be Owned
                      Position in      of Shares   Shares to Be      After the
Name                  the Company      Owned(1)    Offered(2)        Offering(3)
----                  -----------      ---------   ------------      -----------
Keith Brackpool       Chief Executive   591,414(4)    464,191         127,223(4)
                       and Financial
                       Officer

Timothy J. Shaheen    Director and      113,790       107,605           6,185
                       President and
                       Chief Executive
                       Officer of Sun World
                       International, Inc.

Richard E. Stoddard   CEO and Chairman  471,691       454,191          17,500
                       of the Board of
                       Managers of Cadiz
                       Real Estate LLC

Mark Liggett          Senior Vice       410,714       378,725          31,989
                       President of
                       Hydrology

---------------------

(1) Represents shares beneficially owned by the named individual, including shares that such person has the right to acquire within 60 days of the date of this Reoffer Prospectus. Unless otherwise noted, all persons referred to above have sole voting and sole investment power. Also includes shares issuable to the respective Selling Stockholders under the Incentive Plan upon satisfaction of vesting conditions and offered for sale under this Reoffer Prospectus.

(2)  Includes all Shares issued to date to the named Selling
     Stockholders under the Incentive Plan and the Bonus Plan.
     All of such Shares are being registered under the registration statement of which this Reoffer Prospectus is a part. Also includes shares issuable to the respective Selling Stockholders under the Incentive Plan upon satisfaction of vesting conditions and offered for sale under this Reoffer Prospectus.

(3) Assumes the sale of all shares offered hereunder, but does not constitute a commitment to sell any or all of the stated number of Shares of Common Stock. The number of Shares offered shall be determined from time to time by each Selling Stockholder at his or her sole discretion.

(4) Includes 2,000 shares owned by a foundation of which Mr. Brackpool is a trustee, but in which Mr. Brackpool has no economic interest and 2,000 shares owned by his separated spouse. Mr. Brackpool disclaims any beneficial ownership of the 4,000 shares owned by the foundation and his spouse.

                      PLAN OF DISTRIBUTION

     Shares offered hereby may be sold from time to time directly by or on behalf of the Selling Stockholders in one or more transactions, on any stock exchange or market on which the common stock may be listed at the time of sale, on the over-the-counter market, in privately negotiated transactions, or through a combination of such methods, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at fixed prices (which may be changed) or at negotiated prices. The Selling Stockholders may sell shares through one or more agents, brokers or dealers or directly to purchasers. Such brokers or dealers may receive compensation in the form of commissions, discounts or concessions from the Selling Stockholders and/or purchasers of the shares or both (which compensation as to a particular broker or dealer may be in excess of customary commissions).

     In connection with such sales, the Selling Stockholders and any participating broker or dealer may be deemed to be "underwriters" within the meaning of the Securities Act, and any commissions they receive and the proceeds of any sale of shares may be deemed to be underwriting discounts and commissions under the Securities Act.

     In order to comply with certain state securities laws, if applicable, the shares may be sold in such jurisdictions only through registered or licensed brokers or dealers. In certain states, the shares may not be sold unless the shares have been registered or qualified for sale in such state or an exemption from regulation or qualification is available and is complied with. Sales of shares must also be made by the Selling Stockholders in compliance with all other applicable state securities laws and regulations.

     In addition to any shares sold hereunder, Selling Stockholders may, at the same time, sell any shares of common stock owned by them, including the Shares, in compliance with all of the requirements of Rule 144, regardless of whether such shares are covered by this Reoffer Prospectus. There can be no assurance that any of the Selling Stockholders will sell any or all of the Shares offered by them hereby.

     Cadiz will pay all expenses of the registration of the shares. Cadiz has notified the Selling Stockholders of the need to deliver a copy of this Reoffer Prospectus in connection with any sale of the shares.


                          LEGAL MATTERS

     The validity of the shares being offered hereby has been passed upon for Cadiz by Miller & Holguin, Los Angeles,
California.


                             EXPERTS

     The consolidated financial statements of Cadiz as of December 31, 2004 and 2003 and for each of the three years in the period ended December 31, 2004, which are incorporated by reference in this Reoffer Prospectus, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

                             PART II

       INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents are incorporated by reference in this Registration Statement:

    (a) The registrant's annual report on Form 10-K for the year ended December 31, 2004.

    (b) The description of the registrant's class of Common Stock which is registered under Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which description is set forth in Item 1 of the registration statement on Form 8-A filed under the Exchange Act on May 8, 1984, and updated in reports on Form 8-K dated May 9, 1988 and May 6, 1992.

    In addition, all documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part thereof from the date of filing of such documents.

    Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the Delaware General Corporation Law permits the registrant's Board of Directors to indemnify any person against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any threatened, pending or completed action, suit or proceeding in which such person is made a party by reason of his being or having been a director, officer, employee or agent of the registrant, in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act. The statute provides that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise.

     The registrant's Bylaws provide for mandatory indemnification of directors and officers of the registrant, and those serving at the request of the registrant as directors, officers, employees, or agents of other entities (collectively, "Agents"), to the maximum extent permitted by law. The Bylaws provide that such indemnification (other than in an action by or in the right of the registrant) shall be a contract right between each Agent and the registrant.

     The registrant's Certificate of Incorporation provides that a director of the registrant shall not be personally liable to the registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. The registrant has also purchased a liability insurance policy, which insures its directors and officers against certain liabilities, including liabilities under the Securities Act.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8.  EXHIBITS.

     The following documents are filed or incorporated by reference as part of this Registration Statement:

  4.1  Specimen form of stock certificate(1)

  4.2  Cadiz Inc. Certificate of Incorporation, as amended(2)

  4.3  Amendment to Cadiz Inc. Certificate of Incorporation dated
       November 8, 1996(3)

  4.4  Amendment to Cadiz Inc. Certificate of Incorporation dated
       September 1, 1998(1)

  4.5  Amendment to Cadiz Inc. Certificate of Incorporation dated
       December 15, 2003(4)

  4.6  Amended and Restated Certificate of Designations of
       Series F Preferred Stock of Cadiz Inc. dated November 30,
       2004(5)

  4.7  Cadiz Inc. Bylaws, as amended(6)

  4.8 Indenture dated as of April 16, 1997 among Sun World International, Inc. as issuer; Cadiz Inc., Sun World and certain subsidiaries of Sun World as guarantors; and IBJ Whitehall Bank & Trust Company as trustee, for the benefit of holders of 11.25% First Mortgage Notes due 2004(7)

  4.9  Form of Amendment to Indenture dated as of October 9,
       1997(8)

  4.10 Form of Amendment to Indenture dated as of January 23,
       1998(9)

  4.11 Form of Incentive Plan Stock Option Agreement

  5.1  Opinion of Miller & Holguin

 23.1  Consent of PricewaterhouseCoopers LLP

 23.2  Consent of Miller & Holguin (included in Exhibit 5.1)

--------------------------
(1) Previously filed as an exhibit to our quarterly report on Form 10-Q for the quarter ended September 30, 1998 and incorporated herein by reference

(2) Previously filed as an exhibit to our registration statement on Form S-1 (Registration No. 33-75642) and incorporated herein by reference

(3) Previously filed as an exhibit to our quarterly report on Form 10-Q for the quarter ended September 30, 1996 and incorporated herein by reference

(4)  Previously filed as an exhibit to our annual report on Form
     10-K for the year ended December 31, 2003 and incorporated herein by reference

(5)  Previously filed as an exhibit to our current report on Form
     8-K dated November 30, 2004 and filed on December 2, 2004, and incorporated herein by reference

(6) Previously filed as an exhibit to our quarterly report on Form 10-Q for the quarter ended June 30, 1999 and incorporated herein by reference

(7) Previously filed as an exhibit to Amendment No. 1 to our registration statement on Form S-1 (Registration No. 333-
     19109) and incorporated herein by reference

(8) Previously filed as an exhibit to Amendment No. 2 to our registration statement on Form S-4 (Registration No. 333-
     31103) and incorporated herein by reference

(9)  Previously filed as an exhibit to our annual report on Form
     10-K for the fiscal year ended December 31, 1997 and incorporated herein by reference


ITEM 9.   UNDERTAKINGS.

The undersigned registrant hereby undertakes:

   (a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

     (i)  To include any prospectus required by Section
10(a)(3) of the Securities Act;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement.

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

     Provided, however, that paragraphs (a)(1)(i) and
(a)(1)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered, which remain unsold at the termination of the offering.

   (b) That, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                           SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on the 4th day of May, 2005.

                                      CADIZ INC.

                                By: /s/Keith  Brackpool
                                    ----------------------------
                                       Keith Brackpool
                                        Chairman of the Board and
                                        Chief Executive and
                                        Financial Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

     Signature                Title                         Date
     ---------                -----                         ----

/s/Keith Brackpool
-----------------------
   Keith Brackpool        Chairman and Chief Executive    May 4, 2005
                           and Financial Officer
                           (Principal Executive, Financial
                           and Accounting Officer)

/s/Murray H. Hutchison
-----------------------
   Murray H. Hutchison    Director                        May 4, 2005


/s/Timothy J. Shaheen
-----------------------
   Timothy J. Shaheen     Director                        May 4, 2005


/s/Geoffrey Arens
-----------------------
   Geoffrey Arens         Director                        May 4, 2005


/s/Gregory Ritchie
-----------------------
   Gregory Ritchie        Director                        May 4, 2005


                         EXHIBITS INDEX

     The following documents are filed or incorporated by reference as part of this Registration Statement:

  4.1  Specimen form of stock certificate(1)

  4.2  Cadiz Inc. Certificate of Incorporation, as amended(2)

  4.3  Amendment to Cadiz Inc. Certificate of Incorporation dated
       November 8, 1996(3)

  4.4  Amendment to Cadiz Inc. Certificate of Incorporation dated
       September 1, 1998(1)

  4.5  Amendment to Cadiz Inc. Certificate of Incorporation dated
       December 15, 2003(4)

  4.6  Amended and Restated Certificate of Designations of
       Series F Preferred Stock of Cadiz Inc. dated November 30,
       2004(5)

  4.7  Cadiz Inc. Bylaws, as amended(6)

  4.8 Indenture dated as of April 16, 1997 among Sun World International, Inc. as issuer; Cadiz Inc., Sun World and certain subsidiaries of Sun World as guarantors; and IBJ Whitehall Bank & Trust Company as trustee, for the benefit of holders of 11.25% First Mortgage Notes due 2004(7)

  4.9  Form of Amendment to Indenture dated as of October 9,
       1997(8)

  4.10 Form of Amendment to Indenture dated as of January 23,
       1998(9)

  4.11 Form of Incentive Plan Stock Option Agreement

  5.1  Opinion of Miller & Holguin

 23.1  Consent of PricewaterhouseCoopers LLP

 23.2  Consent of Miller & Holguin (included in Exhibit 5.1)

---------------------

(1) Previously filed as an exhibit to our quarterly report on Form 10-Q for the quarter ended September 30, 1998 and incorporated herein by reference

(2) Previously filed as an exhibit to our registration statement on Form S-1 (Registration No. 33-75642) and incorporated herein by reference

(3) Previously filed as an exhibit to our quarterly report on Form 10-Q for the quarter ended September 30, 1996 and incorporated herein by reference

(4)  Previously filed as an exhibit to our annual report on Form
     10-K for the year ended December 31, 2003 and incorporated herein by reference

(5)  Previously filed as an exhibit to our current report on Form
     8-K dated November 30, 2004 and filed on December 2, 2004, and incorporated herein by reference

(6) Previously filed as an exhibit to our quarterly report on Form 10-Q for the quarter ended June 30, 1999 and incorporated herein by reference

(7) Previously filed as an exhibit to Amendment No. 1 to our registration statement on Form S-1 (Registration No. 333-
     19109) and incorporated herein by reference

(8) Previously filed as an exhibit to Amendment No. 2 to our registration statement on Form S-4 (Registration No. 333-
     31103) and incorporated herein by reference

(9)  Previously filed as an exhibit to our annual report on Form
     10-K for the fiscal year ended December 31, 1997 and incorporated herein by reference